UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2020

ORGENESIS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38416	98-0583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensatory Arrangements of Certain Officers

Employment Agreements

On November 19, 2020, Orgenesis Inc., a Nevada corporation (the “Company”) entered into an executive directorship agreement effective as of October 1, 2020 with Vered Caplan, the Company’s President and Chief Executive Officer (the “Executive Directorship Agreement”), that supersedes and replaces the Executive Employment Agreement dated March 30, 2017 between the Company and Ms. Caplan (the “Prior Agreement”). Pursuant to the Executive Directorship Agreement, Ms. Caplan will continue to serve the Company as its Chairperson of the Board of Directors (the “Board”). Pursuant to the Executive Directorship Agreement, Ms. Caplan shall receive in consideration for her serving as Chairperson of the Board an annual regular Board fee in the amount of $75,000 payable by the Company in equal quarterly installments in advance. In addition, Ms. Caplan may be eligible for non-recurring special Board fees as reviewed and approved by the Compensation Committee of the Board (the “Compensation Committee”) and then reviewed and ratified by the Board. In addition, Ms. Caplan may be granted option awards from time to time at the discretion of the Compensation Committee.

Ms. Caplan’s position as Chairperson of the Board under the Executive Directorship Agreement may be terminated for any reason by either Ms. Caplan or the Company upon 90 days prior written notice (the “Notice Period”), provided that the Company may terminate such appointment as Chairperson at any time during the Notice Period subject to certain conditions. Such termination as Chairperson of the Board will be deemed a termination even if Ms. Caplan remains as a regular director of the Board. Upon termination by the Company of Ms. Caplan’s employment other than for cause or by Ms. Caplan for any reason whatsoever, in addition to any Accrued Obligations (as defined therein) she shall be entitled to receive a lump sum payment equal to the sum of (i) the annual regular Board fee (the “Board Fee”) and (ii) the greater of actual or target annual performance bonus to which she may have been entitled to as of the termination date (in each case, less all customary and required taxes and related deductions).

Ms. Caplan’s position under the Executive Directorship Agreement may be terminated in the event of a Change of Control (as defined therein) by the Company other than for cause or by Ms. Caplan for any reason whatsoever. In the event of a Change of Control and if, within one year following such Change of Control, employment under the Executive Directorship Agreement is terminated by the Company other than for cause or by Ms. Caplan for any reason whatsoever, in addition to any Accrued Obligations, she shall be entitled to receive a lump sum payment equal to one and a half times the sum of (i) the Board Fee and (ii) the target annual performance remuneration to which she may have been entitled as of the termination date (in each case, less all customary and required taxes and related deductions).

In addition, on November 19, 2020, Orgenesis Services Sàrl, a Swiss corporation and wholly-owned, direct subsidiary of the Company (“Orgenesis Services”), and Ms. Caplan entered into a personal employment agreement (the “Swiss Employment Agreement” and together with the Executive Directorship Agreement, the “Agreements”), pursuant to which Ms. Caplan will serve as Chief Executive Officer, President and Chairperson of the Board of Directors of Orgenesis Services and will be a material provider of services to the Company pursuant to a services agreement between the Company and Orgenesis Services. The Swiss Employment Agreement provides that Ms. Caplan is entitled to a monthly base salary of CHF 13,345.05 (equivalent to $14,583 based on the current exchange rate), and an annual representation fee of CHF 24,000 (equivalent to $26,226 based on the current exchange rate), payable in monthly installments of CHF 2,000. Ms. Caplan is eligible to receive a bonus at the absolute discretion of Orgenesis Services and its compensation committee. Ms. Caplan may also be granted option awards from time to time, as per the recommendation of the compensation committee of Orgenesis Services as reviewed and approved by the Compensation Committee. Under the Swiss Employment Agreement, Ms. Caplan is entitled to paid annual vacation days, monthly travel allowance, sick leave, expenses reimbursement and a mobile phone. The Swiss Employment Agreement has an effective date as of October 1, 2020.

Employment under the Swiss Employment Agreement may be terminated for any reason by Ms. Caplan or by Orgenesis Services other than for just cause (as defined therein) upon six months prior written notice or by Orgenesis Services other than for just cause in the event of a Change of Control (as defined therein) of the Company upon at least 12 months prior written notice. Upon termination by Orgenesis Services of Ms. Caplan’s employment without just cause or by Ms. Caplan for any reason whatsoever, in addition to any Accrued Obligations (as defined therein), she shall be entitled to receive a lump sum payment equal to the sum of (i) her Base Salary (as defined therein) at the rate in effect as of the termination date and (ii) the greater of actual or target annual performance bonus to which she may have been entitled to for the year in which employment terminates (in each case, less all customary and required taxes and employment-related deductions). In the event of a Change of Control and if, within one year following such Change of Control, employment is terminated by Orgenesis Services other than for cause or by Ms. Caplan for any reason whatsoever, in addition to any Accrued Obligations she shall be entitled to receive a lump sum payment equal to one and a half times the sum of (i) her Base Salary and (ii) the target annual performance bonus to which she may have been entitled to for the year in which employment terminates (in each case, less all customary and required taxes and employment-related deductions).

The Swiss Employment Agreement provides for customary protections of Orgenesis Services’ confidential information and intellectual property.

The terms of the Agreements are substantially the same terms as the Prior Agreement.

Special remuneration

On November 19, 2020, the Compensation Committee approved a special remuneration of $400,000 to Ms. Caplan for her outstanding service in the business development of the Company and its affiliates. The payment of such remuneration was made at the time of entry into the Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: November 23, 2020	By:	/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and Secretary